EXHIBIT 23.1
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (No. 333- ) and related Prospectus of Crosswalk.com, Inc. for the registration of 3,399,056 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of Crosswalk.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP
McLean, VA
April 5, 2002